                                                              EXHIBIT (h)(6)(b)

                    AMENDMENT NO. 2 TO AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

   THIS AMENDMENT NO. 2 effective September 15, 2008 to the AMENDED AND
RESTATED AGREEMENT ("Agreement"), made and entered into as of the       day of
__, 2007 by and among American General Life Insurance Company (hereinafter the "Company"), a Texas corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III, VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the "Fund").

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

AMERICAN GENERAL LIFE INSURANCE
COMPANY

By:
       --------------------------
Name:
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Its:
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ATTEST:

By:
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Name:
       --------------------------
Its:
       --------------------------

[Corporate Seal]

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V


By:
        --------------------------
Name:
        --------------------------
Their:
        --------------------------

FIDELITY DISTRIBUTORS CORPORATION

By:
        --------------------------
Name:
        --------------------------
Title:
        --------------------------
Date:
        --------------------------

                                  Schedule A

                  Separate Accounts and Associated Contracts

Name of Separate Account and                  Policy Form Numbers/Name of Contracts
Date Established by Board of Directors        Funded By Separate Account
--------------------------------------        --------------------------------------------

American General Life Insurance Company       91010 - Variety Plus VA
Separate Account D (November 19, 1973)        91011 - Variety Plus VA
                                              93020 - Variety Plus VA
                                              93021 - Variety Plus VA
                                              98020 - Platinum Investor VA
                                              03017 - Platinum Investor Immediate VA
American General Life Insurance Company       99616 - AG Legacy Plus VUL
Separate Account VL-R (May 6, 1997)           99301 - Corporate America VUL
                                              97600 - Platinum Investor I VUL
                                              97610 - Platinum Investor II VUL
                                              00600 - Platinum Investor III VUL
                                              04604 - Platinum Investor IV VUL
                                              99206 - Platinum Investor Survivor VUL
                                              01206 - Platinum Investor Survivor II VUL
                                              02600 - Platinum Investor PLUS VUL
                                              03601 - Platinum Investor FlexDirector VUL
                                              05604 - Platinum Investor VIP VUL
                                              99301 - AIG Corporate Investor VUL
                                              07704 - AIG Income Advantage VUL
                                              07921 - AIG Protection Advantage VUL
                                              08704 - AIG Income Advantage Select

American General Life Insurance Company       T1735A - EquiBuilder VUL
Separate Account VUL (July 22, 1987)

American General Life Insurance Company       T1735 - EquiBuilder II VUL
Separate Account VUL-2 (April 9, 1991)        T1735 - EquiBuilder III VUL

American General Life Insurance Company       T1575 - The Chairman VA
Separate Account VA-1 (May 22, 1996)          T1575Z - The Chairman VA

American General Life Insurance Company       98075 - American General Signature II
Separate Account VL-U LIS (October 19, 1998)  98070 - American General Signature II